SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

December 23, 2015

Date of Report (Date of Earliest Event Reported)

Dale Jarrett Racing Adventure, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 3rd Street NW, Suite 302, Hickory, NC	28601
(Address of principal executive offices)	(Zip Code)

(888) 467-2231

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

1) Previous Independent Auditors:

a.

On December 23, 2015, Frazier & Deeter, LLC (“Frazier”) resigned as the Company’s registered independent public accountant.

b.

For the year ended December 31, 2014, Frazier’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern.

c.

The decision to change accountants was approved by the registrant’s board of directors.

d.

Through the period covered by the financial audit for the year ended December 31, 2014 there have been no disagreements with Frazier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Frazier would have caused them to make reference thereto in their report on the financial statements.  For the interim period through December 23, 2015 (the date of dismissal), there have been no disagreements with Frazier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Frazier would have caused them to make reference thereto in their report on the financial statements.

e.

We have authorized Frazier to respond fully to any inquiries of the successor accountant.

f.

During the year ended December 31, 2014 and the interim period through December 23, 2015, there have been no reportable events between the registrant and Frazier as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The registrant provided a copy of the foregoing disclosures to Frazier prior to the date of the filing of this report and requested that Frazier furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 – Exhibits

Exhibit 16.1 – Letter from Frazier & Deeter, LLC regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Dated:  December 29, 2015

3